Exhibit 4.1
7.375% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK

NUMBER	SHARES

PREA

INCORPORATED UNDER THE LAWS	SEE REVERSE FOR IMPORTANT NOTICE ON
OF THE STATE OF MARYLAND	TRANSFER RESTRICTIONS AND OTHER
INFORMATION
CUSIP 09063H 20 6
BIOMED REALTY TRUST, INC.
This certifies that
Is the record holder of
FULLY PAID AND NONASSESSABLE SHARES OF 7.375% SERIES A CUMULATIVE REDEEMABLE
PREFERRED STOCK, PAR VALUE $.01 PER SHARE, OF
BIOMED REALTY TRUST, INC.
(the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney upon the surrender of this certificate properly endorsed or assigned. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the “Charter”) and the Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:
COUNTERSIGNED AND REGISTERED:
THE BANK OF NEW YORK
TRANSFER AGENT AND REGISTRAR,
By:
AUTHORIZED SIGNATURE
[BIOMED REALTY TRUST, INC. CORPORATE SEAL]

Gary A. Kreitzer	Alan D. Gold
Executive Vice President, General Counsel and	President and Chief Executive Officer
Secretary

BIOMED REALTY TRUST, INC.
IMPORTANT NOTICE
     The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation, a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its Principal Office.
     The shares of Series A Cumulative Redeemable Preferred Stock represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Articles Supplementary for the Series A Cumulative Redeemable Preferred Stock, (i) no Person may Beneficially Own shares of the Corporation’s Series A Cumulative Redeemable Preferred Stock in excess of 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding Series A Cumulative Redeemable Preferred Stock of the Corporation; (ii) no Person may Constructively Own shares of the Corporation’s Series A Cumulative Redeemable Preferred Stock in excess of 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding Series A Cumulative Redeemable Preferred Stock of the Corporation; (iii) no Person may Beneficially Own shares of the Corporation’s Capital Stock with a value in excess of 9.8% of the value of the Corporation’s outstanding Capital Stock; (iv) no Person may Beneficially or Constructively Own Series A Cumulative Redeemable Preferred Stock that, taking into account any other Capital Stock of the Corporation Beneficially or Constructively Owned by such Person, would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (v) no Person may Transfer Series A Cumulative Redeemable Preferred Stock if such Transfer would result in the Capital Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Series A Cumulative Redeemable Preferred Stock which causes or will cause a Person to Beneficially or Constructively Own Series A Cumulative Redeemable Preferred Stock in excess of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the Series A Cumulative Redeemable Preferred Stock represented hereby in excess of such restrictions will be automatically transferred to the Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All terms in this legend which are defined in the Articles Supplementary for the Series A Cumulative Redeemable Preferred Stock or Charter shall have the meanings ascribed to them in such Articles Supplementary or Charter, as applicable, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Series A Cumulative Redeemable Preferred Stock on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its Principal Office.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		Custodian

	(Cust)		(Minor)

under Uniform Gifts to Minors Act

(State)

UNIF TRF MIN ACT —		Custodian (until age )

(Cust)

under Uniform Transfers

(Minor)

to Minors
Act

(State)
Additional abbreviations may also be used though not in the above list.

For Value	hereby sell, assign and transfer unto
received,

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF
ASSIGNEE)

shares of the Series A Cumulative Redeemable Preferred Stock represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint                      Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

BY

The signature(s) must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.